UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 14, 2009

SYSCO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
1390 Enclave Parkway, Houston, TX 77077-2099
(Address of principal executive office) (zip code)
Registrant’s telephone number, including area code: (281) 584-1390
N/A
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Sysco Corporation (“Sysco”) previously announced that it would hold its Investor Day in New York on Monday, December 14, 2009. Topics addressed in the presentations included Sysco’s competitive position within the foodservice distribution industry and Sysco’s prospects for the future, including the ongoing business transformation enabled by its ERP project. The materials presented at the conference are attached as Exhibit 99.1 and incorporated herein by reference. A webcast replay and downloadable MP3 file of the conference will soon be available at www.sysco.com under Investor Relations, and will remain available on the Investor Relations page of Sysco’s website for approximately 30 days.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
Not applicable.
(b) Pro Forma Financial Information.
Not applicable.
(c) Shell company transactions.
Not applicable.
(d) Exhibits.

Exhibit Number	Description
99.1	December 14, 2009 Investor Day Presentation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSCO CORPORATION
Date: December 14, 2009	By:	/s/ Michael C. Nichols
Michael C. Nichols
Senior Vice President, Administration and General Counsel